                                                                   Exhibit 10.19

                       FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT ("First Amendment") is dated as of December 10, 2002, between SQUARE 24 ASSOCIATES, L.P., a District of Columbia limited partnership ("Landlord"), and Education Lending Group, Inc., a Delaware corporation ("Tenant").

     A. Landlord and Tenant are parties to that certain Highlands Corporate Center Lease dated as of January 2002 (the "Lease"), pursuant to which Landlord leased to Tenant real property commonly described as, 12770 High Bluff Drive, Suite 210 (1,983 rsf) and Suite 340 (5,554 rsf), San Diego, CA 92130 consisting of a total of 7,537 rentable square feet.

     B. By this Agreement, Landlord and Tenant agree to the Second Expansion Premises.

     C. Except as otherwise expressly defined herein, all capitalized terms used in this Amendment shall have the same meaning as set forth in the Lease.

     NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree, and amend the Lease again, as follows:

     1. The definition of "Premises" set forth as Schedule 2 of the Lease has changed and is stated here for convenience as follows:

          Existing Premises:

          Suite 210 of the 12760 Building consisting of 1,983 rentable square feet.

          Expansion Premises:

          Suite 340 of the 12770 Building consisting of 5,554 rentable square feet.

          Second Expansion Premises.

          Suite 140 in the 12770 Building consisting of 1,544 rentable square feet.

          Total square footage of all spaces equals 9,081 rentable square feet.

     2. Effective Date. This First Amendment shall become effective as of January 1, 2003 (the "First Amendment Effective Date").

     3. Termination Date/Term. The Term of the Lease shall be twenty-five months (25) and shall terminate on January 31, 2005.

     4. Base Rent. The definition of "Base Rent" as set forth in Schedule 14 on page 2 of the Lease is amended as follows:

-----------------------------------------------------------------------------------------------------------------------------
                   Annual       (Existing    (Expansion     (Second      Monthly      (Existing    (Expansion     (Second
   Months*        Base Rent     Premises)    Premises)     Expansion    Base Rent     Premises)    Premises)     Expansion
   -------        ---------     ---------    ---------     Premises)    ---------     ---------    ---------     Premises)
                                                          ---------                                             ---------
-----------------------------------------------------------------------------------------------------------------------------
    1 - 12      $294,660.31    $64,344.36   $180,216.24   $50,099.71   $24,555.03    $5,362.03    $15,018.02    $4,174.98
-----------------------------------------------------------------------------------------------------------------------------
   13 - 25      $306,443.76    $66,918.12   $187,424.88   $52,100.76   $25,536.98    $5,576.51    $15,618.74    $4,341.73
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

*For purposes of this Amendment, month one (1) will be January 2003.

     5. Proportionate Share. Tenant's proportionate share of the Second Expansion Space in the 12770 Building is 4%.

     6. Option to Extend. Provided Tenant is not in default of the Lease, Tenant shall receive one (1) Option to Extend the lease for five (5) years. The Option to Extend will be at the greater of fair market rent for buildings within the Del Mar Heights area or current lease rate at the time extension is signed. Tenant shall provide Landlord with no less than nine (9) months prior written notice. The rights herein shall be for the benefit of the Tenant and may only be exercised by Tenant (and not any assignee, sublessee, or other transfer of Tenant's interest in the Lease).

     7.   Security Deposit. Landlord shall retain Tenant's current Security
          Deposit.

     8. Parking. During the term of this First Amendment, Tenant will be entitled to four (4) parking spaces. During this extended term of the Lease, Tenant will not be assessed a charge for the parking spaces.

     9. Tenant Improvements. It is agreed that Landlord will do the following tenant improvements in the suite:

               .    demise the space from Suite 160
               .    remove the two (2) walls
               .    change the door swing into storage room
               .    replace VCT in storage room
               .    paint and carpet the premises

     10. Governing Law. This First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     11. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this First Amendment to physically form one document.

     12. Reaffirmation of Obligations. Tenant hereby acknowledges and reaffirms all of its obligations under the Lease, as such Lease has been amended by this First Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to the First Amendment. Tenant acknowledges, to the best of its knowledge, Landlord is not now in default of any obligation under the Lease. Except as expressly provided herein, the Lease remains unmodified and in full force and effect. Any breach by Tenant of this First Amendment, including any exhibit hereto, shall constitute a breach and default by Tenant under the Lease.

                         SIGNATURES APPEAR ON NEXT PAGE

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Amendment to be duly executed and delivered as of the date first above written.

TENANT

EDUCATION LENDING GROUP, INC.
a Delaware corporation

By:  /s/ Douglas L. Feist
Print Name: Douglas L. Feist
Print Title: EVP and Secretary

LANDLORD:

SQUARE 24 ASSOCIATES,
a District of Columbia limited partnership

     By: Carr Real Estate Services, L.L.C., a Delaware limited liability company, its General Partner
            By: Carr Real Estate Services Partnership, a Delaware partnership, its Sole Member
                   By:    Carr Realty L.P., a Delaware limited
                          partnership, its managing Partner
                          By:   CarrAmerica Realty
                                Corporation, a Maryland
                                corporation, its General
                                Partner

By: /s/ W.M. O'Donnell, JR
Print Name:  W.M. O'Donnell, JR
Print Title: Managing Director

                                    EXHIBIT A

                             DIAGRAM OF THE PREMISES

                              ********************

                                      Lease

                           HIGHLANDS CORPORATE CENTER

                              ********************

                                     Between

                           DIRECT III MARKETING, INC.
                       dba "Education Lending Group, Inc."

                                    (Tenant)

                                       and

                            SQUARE 24 ASSOCIATES L.P.

                                   (Landlord)

                                TABLE OF CONTENTS

                                                                            Page

1. LEASE AGREEMENT ........................................................    2

2. RENT ...................................................................    2

3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND
   SURRENDER OF PREMISES ..................................................    8

4. PROJECT SERVICES .......................................................    9

5. ALTERATIONS AND REPAIRS ................................................   10

6. USE OF PREMISES ........................................................   13

7. GOVERNMENTAL REQUIREMENTS AND PROJECT RULES ............................   13

8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE ...........................   14

9. FIRE AND OTHER CASUALTY ................................................   16

10. EMINENT DOMAIN ........................................................   16

11. RIGHTS RESERVED TO LANDLORD ...........................................   16

12. TENANT'S DEFAULT ......................................................   18

13. LANDLORD REMEDIES .....................................................   19

14. SURRENDER .............................................................   20

15. HOLDOVER ..............................................................   21

16. SUBORDINATION TO GROUND LEASES AND MORTGAGES ..........................   21

17. ASSIGNMENT AND SUBLEASE ...............................................   22

18. CONVEYANCE BY LANDLORD ................................................   23

19. ESTOPPEL CERTIFICATE ..................................................   23

20. SECURITY DEPOSIT ......................................................   24

21. FORCE MAJEURE .........................................................   24

22. TENANT'S PERSONAL PROPERTY AND FIXTURES ...............................   25

23. NOTICES ...............................................................   25

24. QUIET POSSESSION ......................................................   26

25. REAL ESTATE BROKER ....................................................   26

26. MISCELLANEOUS .........................................................   26

27. UNRELATED BUSINESS INCOME .............................................   28

28. HAZARDOUS SUBSTANCES ..................................................   28

29. EXCULPATION ...........................................................   30

30. EXTENSION OPTION ......................................................   31

                                      LEASE

     THIS LEASE (the "Lease") is made as of January ____, 2002 between SQUARE 24 ASSOCIATES L.P., a Delaware limited partnership (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the buildings known as "Highlands Corporate Center" and the land (the "Land") located at 12730-12780 High Bluff Drive, San Diego, California. The office building at (i) 12760 High Bluff Drive (the "12760 Building"), and (ii) 12770 High Bluff Drive (the "12770 Building") shall each hereafter individually be referred to as a "Building", and collectively the "Buildings". The "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

     The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

1. Tenant: Direct III Marketing, Inc., a Delaware corporation, doing business as the "Education Lending Group, Inc."

2.   Existing Premises: Suite 210 of the 12760 Building.
     Expansion Premises: Suite 340 of the 12770 Building. The Existing Premises and the Expansion Premises, each as more particularly outlined on Appendix A, shall hereinafter collectively be referred to as the "Premises."

3. Rentable Square Feet of the Premises: 7,537 rentable square feet (1,983 rentable square feet (Existing Premises) and 5,554 rentable square feet (Expansion Premises) ("Rentable Area"). The Rentable Area shall be confirmed by and shall be deemed to be the rentable area specified by Landlord and Tenant in the Commencement Date Confirmation, in the form of Appendix E attached hereto (the "Commencement Date Confirmation"), to be executed by Landlord and Tenant upon commencement of this Lease.

4.   Tenant's Proportionate Share of the 12760 Building: 5.3%.

5.   Tenant's Proportionate Share of the 12770 Building: 16%.

6.   Tenant's Proportionate Share of the Project: 3.7%.

7.   Security Deposit: $58,788.60.

8.   Tenant's Real Estate Broker for this Lease: N/A

9.   Landlord's Real Estate Broker for this Lease: N/A

10. Tenant Improvements, if any: See the Tenant Improvement Agreement attached hereto as Appendix C

11. Commencement Date: February 1, 2002, but if any portion of the Premises are subject to tenant improvements pursuant to Appendix C, then the Completion Date, as defined therein, if it is later; Landlord and Tenant shall execute a Commencement Date Confirmation promptly following the Commencement Date.

12. Termination Date/Term: Thirty-six (36) months after the Commencement Date, or if the Commencement Date is not the first day of a month, then thirty-six (36) months after the last day of the first full calendar month following the Commencement Date.

13.  Base Year: 2002

14.  Base Rent:

------------------------------------------------------------------------------------------------------------------------
                     Annual            (Existing       (Expansion      Monthly          (Existing        (Expansion
Period               Base Rent*        Premises)       Premises)       Base Rent*       Premises)        Premises)
------               ---------         ---------       ---------       ---------        ---------        ---------
------------------------------------------------------------------------------------------------------------------------
Months 1-2           $235,154.50       $61,869.60      $173,284.80     $19,596.20       $5,155.80        $14,440.40
------------------------------------------------------------------------------------------------------------------------
Months 13-24         $244,560.60       $64,344.36      $180,216.24     $20,380.05       $5,362.03        $15,018.02
------------------------------------------------------------------------------------------------------------------------
Months 25-36         $254,343.00       $66,918.12      $187,424.88     $21,195.25       $5,576.51        $15,618.74
------------------------------------------------------------------------------------------------------------------------
*Net of
Electricity
------------------------------------------------------------------------------------------------------------------------

15. Sole Permitted Use: General office purposes and no other purpose; however, in no event in violation of the Government Regulations (hereinafter defined) or of any provision of the Rules and Regulations attached as Appendix B hereto (the "Permitted Use").

     1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

     2. RENT.

     A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

         Square 24 Associates L.P.
         t/a Highlands Corporate Center
         P.O. Box -198427
         Atlanta, GA  30384-0566
or by wire transfer as follows:

         NationsBank, N.A. (South)
         ABA Number 061-000-052
         Account Number 00 327 220 5750

or in such other manner as Landlord may notify Tenant:

          (1) Base Rent in monthly installments, without deduction or offset, in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

          (2) Operating Cost Share Rent paid monthly in advance in an estimated amount. "Operating Cost Share Rent" means an amount equal to the Tenant's Proportionate Share of the excess of Operating Costs for the applicable Fiscal Year of the Lease (the "Excess Operating Costs") over the Operating Costs for the Base Year (the "Base Operating Costs"). Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

          (3) Tax Share Rent paid monthly in advance in an estimated amount. "Tax Share Rent" means an amount equal to the Tenant's Proportionate Share of the excess of Taxes for the applicable Fiscal Year of this Lease (the "Excess Taxes") over the Taxes for the Base Year (the "Base Taxes"). A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

          (4) Electricity Share Rent paid monthly in advance in an estimated amount. "Electricity Share Rent" means an amount equal to Tenant's Proportionate Share of the cost of electricity for the applicable Fiscal Year of this Lease, without regard to the cost of electricity in the Base Year. The method of billing and payment of Electricity Share Rent is set forth in Sections 2B, 2C and 2D.

          (5) Parking Rent in monthly installments, in advance, for each of the reserved parking spaces allocated to Tenant pursuant to Section 4G, at an initial monthly rate per parking space of $55 per month (the "Parking Rent"). Landlord shall have the right, from time to time, to increase the Parking Rent to the then prevailing monthly market rate for reserved parking spaces, as reasonably determined by Landlord.

          (6) Additional Rent upon demand or as otherwise provided herein. "Additional Rent" means the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, Tax Share Rent, Electricity Share Rent and Parking Rent, but including any interest for late payment of any item of Rent.

          (7) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent, Electricity Share Rent, Parking Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

     B. Payment of Operating Cost Share Rent, Tax Share Rent and Electricity Share Rent.

          (1) Payment of Estimated Operating Cost Share Rent, Tax Share Rent and Electricity Share Rent. Landlord shall estimate the Operating Costs, Taxes and the cost of electricity of the Project by April 1 of each Fiscal Year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

          Within ten (10) days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Operating Costs for a particular Fiscal Year, (b) the Base Operating Costs, and (c) the resulting estimate of Excess Operating Costs for such Fiscal Year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Operating Costs, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          Within ten (10) days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Taxes for a particular Fiscal Year, (b) the Base Taxes, and (c) the resulting estimate of Excess Taxes for such Fiscal Year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Taxes, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          Within ten (10) days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of the annual cost of electricity at the Project, Tenant shall pay Landlord as Electricity Share Rent one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated cost of electricity, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating

     Costs incurred, (b) the Base Operating Costs, (c) the amount of Operating Cost Share Rent due from Tenant, and (d) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due, or if none, shall refund such excess to Tenant within thirty (30) days following the date of such report. Such obligation shall survive the expiration or earlier termination of this Lease.

          (3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Tax Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the Base Taxes, (c) the amount of Tax Share Rent due from Tenant, and (d) the amount of Tax Share Rent paid by Tenant. Within twenty
     (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due, or if none, shall refund such excess to Tenant within thirty (30) days following the date of such report. Such obligation shall survive the expiration or earlier termination of this Lease for such a period of sixty (60) months.

          (4) Correction of Electricity Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Electricity Cost Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual cost of electricity for the Project, (b) the amount of Electricity Share Rent due from Tenant, and (c) the amount of Electricity Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Electricity Share Rent next coming due, or if none, shall refund such excess to Tenant within thirty (30) days following the date of such report. Such obligation shall survive the expiration or earlier termination of this Lease for such a period of sixty (60) months.

     C. Definitions.

          (1) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes and the cost of electricity, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease, other than electricity, which shall be accounted for separately as Electricity Share Rent. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

          If the Project is not fully occupied during any portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

          If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

          (2)  Excluded Operating Costs. Operating Costs shall not include:

          (a)  costs of alterations of tenant premises;

          (b)  costs of capital improvements other than Included Capital Items;

          (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

          (d)  real estate brokers' leasing commissions;

          (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Project or portions thereof;

          (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

          (g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

          (h)  depreciation (except on any Included Capital Items);

          (i)  franchise or income taxes imposed upon Landlord;

          (j) costs of correcting defects in construction of the Project (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Project in light of their specifications);

          (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

          (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Project; and

          (m)  fines, penalties and interest.

          (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

          For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

          Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

          (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

          (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

     D. Computation of Base Rent and Rent Adjustments.

          (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

          (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

          (3) Rent Adjustments. The square footage of the Premises and the Buildings set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Buildings. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

          (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%).

          (5) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

     3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

     A. Condition of Premises. Except to the extent of the Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant absolutely "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord expressly disclaims any warranty or representation, express or implied, with respect to the

Project or any portion thereof, including, without limitation, any warranty or representation as to fitness, condition, the existence of any defect, patent or latent, merchantability, quality or durability.

     B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

     C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in good order, repair and condition, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean, safe, neat and sanitary condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

     4. PROJECT SERVICES.

     Landlord shall furnish services as follows:

     A. Heating and Air Conditioning. During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

     Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such additional heating or air conditioning (Landlord's current charge for after business hours additional heating or air conditioning is $25 per hour).

     B. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency.

     C. Electricity. Landlord shall provide sufficient electricity to the common areas of the Project. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord.

     D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

     E. Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Project.

     F. Interruption of Services. If any of the equipment or machinery of the Buildings cease to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 is within Landlord's reasonable control and such interruption causes the Premises to be untenantable for a period of at least ten (10) consecutive business days, monthly Rent shall be abated proportionately.

     G. Parking. During the Term, Tenant and its employees shall be entitled to use within the Project's parking area (excluding, however, those areas thereof designated by Landlord from time to time for the exclusive use of certain occupants of the Project or for no parking) an aggregate of thirty (30) parking stalls free for the initial term of the Lease. Tenant may elect, by providing written notice to Landlord prior to the Commencement Date, to rent up to a maximum of five (5) reserved parking stalls at the rate of $55 per month, per stall, which amount shall be payable to Landlord as Parking Rent as provided in
Section 2(A)(5) hereof; provided however, that the number of parking spaces available to Tenant on an unreserved basis shall decrease by 1 parking stall for each reserved parking stall that Tenant rents, so that the total number of parking stalls available to Tenant on a reserved and unreserved basis shall not exceed thirty (30) parking stalls. Landlord reserves the right to designate reserved parking stalls for other occupants of the Project over any part of the Project's parking area.

     5. ALTERATIONS AND REPAIRS.

     A. Landlord's Consent and Conditions.

     Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent unless (a) the cost thereof is less than $5,000.00, (b) such Work does not impact the base structural components or systems of the Buildings, (c) such Work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises. Tenant shall pay Landlord's standard charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Buildings, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

     Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

     The following requirements shall apply to all Work:

          (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord (including, without limitation, certificates evidencing the insurance Tenant, its contractors and subcontractors are required to maintain under Section 8(C)), and, at Landlord's request, security for payment of all costs.

          (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

          (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Buildings, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations
     ("Governmental Requirements").

          (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

          (5) Tenant shall perform all Work in compliance with any of Landlord's reasonable policies and procedures for construction projects in effect at the time the Work is performed.

          (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed fifteen percent (15%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

          (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation reasonably required by Landlord.

     B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

     C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of nonresponsibility as may be allowed under California law.

     D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or
(b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

     E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to Section 5D, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.

     F. Landlord's Work. Landlord shall have the right at any time to change the arrangement and location of all entrances, passageways, doors, doorways, corridors, stairs, toilets and other public parts of the Project and, upon giving Tenant reasonable notice thereof, to change any name, number or designation by which the Premises or the Project is commonly known.

     6. USE OF PREMISES. Tenant shall use the Premises only for the Permitted Use and for no other purpose. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not cause or permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises or in any way obstruct or interfere with the rights of other tenants or occupants of the Project.

     Tenant acknowledges that the Americans With Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Notwithstanding any other provision of this Lease, Tenant agrees, at Tenant's expense, to take all proper and necessary action to cause the Premises, any repairs, replacements, alterations and improvements thereto to be maintained, used and occupied in compliance with the ADA requirements, whether or not those requirements are based upon the Tenant's use of the Premises and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term. Tenant shall, at its expense, make any alterations or modifications, with or without the Premises, to bring Tenant's use and occupancy of the Premises into compliance with the ADA. Tenant shall pay, as additional rent, its proportional share of expenses incurred by Landlord in bringing common areas of the Project into compliance with provisions of the ADA. The Premises shall not be used as a "place of public accommodation" under the ADA or similar laws, regulations, statutes and/or ordinances; provided, that if any governmental authority shall deem the Premises to be a "place of public accommodation" as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Project or the Premises under such laws.

     7. GOVERNMENTAL REQUIREMENTS AND PROJECT RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project, including, without limitation, the parking area, from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Project under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's reasonable policies and procedures for construction projects as may be in effect from time to time.

     8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

     A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

     To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant.

     B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

     Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

     C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease,
     (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

          (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

          (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

          Each Accident                   $500,000
          Disease--Policy Limit           $500,000
          Disease--Each Employee          $500,000

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

     Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Project is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

     Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

          (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

          Each Accident                  $500,000
          Disease--Policy Limit          $500,000
          Disease--Each Employee         $500,000

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

     Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

     D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

     E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Buildings, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

     9. FIRE AND OTHER CASUALTY.

     A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

     B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

     10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by each party.

     11. RIGHTS RESERVED TO LANDLORD.

     Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

     A. Name. To change the name or street address of the Building or the suite number(s) of the Premises.

     B. Signs. To install, remove and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building. Tenant shall be entitled to have its name included in the Buildings' directories at no cost. Tenant may install an identification sign, reasonably acceptable to Landlord, on or next to the primary entry door of the Existing Premises and the Expansion Premises.

     C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Buildings or any interior common area.

     D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

     E. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

     F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

     G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Buildings of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

     H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

     I. Relocation of Tenant. To relocate the Tenant, upon one hundred twenty
(120) days' prior written notice, from all or part of the Premises (the "Old Premises") to another area in the Project (the "new premises"), provided that:

          (1) the size of the new premises is at least equal to the size of the Old Premises;

          (2) Landlord pays the cost of moving the Tenant and improving the new premises to the standard of the Old Premises. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the new premises.

     J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

     K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Project. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

     L. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

     M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Buildings, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

     N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project.

     12. TENANT'S DEFAULT.

     Any of the following shall constitute a default by Tenant:

     A. Rent Default. Tenant fails to pay any Rent when due;

     B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

     C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two (2) such failures during the Term of this Lease, this failure continues for ten (10) days after written notice from Landlord (provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure), except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

     D. Credit Default. One of the following credit defaults occurs:

          (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

          (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

       (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

   E. Vacation or Abandonment Default. Tenant vacates or abandons the Existing Premises and/or the Expansion Premises.

   13. LANDLORD REMEDIES.

   A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant's right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

   B. Lease Termination Damages. Except as otherwise provided in Section 13C, if Tenant abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of a default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the California Civil Code: (i) the worth at the time of award of the unpaid Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and
(ii) is computed by allowing interest at the lesser of 15% per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

   C.  Continuation of Lease. Even if Tenant has abandoned the Existing
Premises and/or the Expansion, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

   D. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Project. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

   E. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

   F. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

   G. Litigation Costs. The prevailing party shall be entitled to have its reasonable attorneys' fees and other costs in enforcing this Lease paid by the other party, whether or not suit is filed.

   14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

   15. HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at double the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

   16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

   A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination.

   B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

   C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

   D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

   E. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "deed of trust" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

   17. ASSIGNMENT AND SUBLEASE.

   A. In General. Other than a Permitted Assignment (hereinafter defined) Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

   B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Project or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

   C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to

Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

   D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 51% or more in the aggregate of the ownership interest in Tenant shall constitute an assignment of this Lease.

   E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

   F. Recapture. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

   G. Permitted Assignment. Notwithstanding the foregoing, Landlord's consent to an assignment of this Lease to any entity controlling, controlled by or under common control with Tenant (a "Permitted Assignment") shall not be required, provided that Landlord shall have the right to approve the form of any such Permitted Assignment and Tenant shall have delivered to Landlord 30 days prior written notice of such Permitted Assignment. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any Permitted Assignment.

   18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. Subject to the provisions of Section 16, this Lease shall not be affected by any such transfer.

   19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating

Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

   20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule. Landlord hereby acknowledges receipt of the initial security deposit for the Existing Premises in the amount of $4,259.15. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant not later than thirty (30) days after the delivery of possession of the Premises to Landlord. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease. If the Base Rent shall, from time to time, increase during the term of this Lease (as extended from time to time), Tenant shall, upon Landlord's election, deposit with Landlord additional money as a Security Deposit so that the total amount of Security Deposit held by Landlord shall at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in the Schedule.

   If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer the portion of the Security Deposit then held by Landlord to its transferee or (b) return to Tenant the portion of the Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

   Notwithstanding anything contained herein to the contrary, provided Tenant is not in default of any of the terms of the Lease, Landlord shall return to Tenant $19,596.20 from the Security Deposit on each anniversary of the Commencement Date.

   21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, flood, earthquake, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure").

   22. TENANT'S PERSONAL PROPERTY AND FIXTURES. Tenant hereby grants to Landlord all of its personal property and fixtures now or hereafter located within the Premises as security for performance of all of Tenant's obligations under this Lease. Tenant may replace such personal property and fixtures with items of equal or better quality, but shall not otherwise remove them from the Premises without the consent of Landlord until all of the obligations of Tenant under this Lease have been performed. This Lease constitutes a security agreement creating a security interest in such property in favor of Landlord, subject only to the liens of existing creditors, and Landlord may at any time file this Lease as a financing statement under the Uniform Commercial Code of the state in which the Project is located.

   23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease (including, without limitation, any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three (3) day notice under Section 1161(2) or (3) of the California Code of Civil Procedure), shall be given in writing, mailed or personally delivered as follows:

   A.  Landlord. To Landlord as follows:

       Square 24 Associates L.P.
       c/o CarrAmerica Realty Corporation
       3150 South Bristol Street, Suite 350
       Costa Mesa, California  92626
       Attn:  Managing Director

       with a copy to:

       CarrAmerica Realty Corporation
       1850 K Street, N.W.
       Suite 500
       Washington, D.C.  20006
       Attn:  Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

   B.  Tenant. To Tenant as follows:

       Direct III Marketing, Inc.
       12760 High Bluff Drive, Suite 210
       San Diego, California  92130
       Attn:  Douglas L. Feist

or to such other person at such other address as Tenant may designate by notice to Landlord.

   Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the

United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

   24. QUIET POSSESSION. Subject to the provisions of Section 16, so long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

   25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

   26. MISCELLANEOUS.

   A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

   B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

   C. Meaning of "Landlord", "Re-Entry, "including", "Affiliate" and "Control". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

   D. Time of the Essence. Time is of the essence of each provision of this Lease.

   E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

   F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

   G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

   H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

   I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

   J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

   K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

   L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

   M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

   N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

   O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

   P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Project.

   Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

   R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

   S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

   T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

   U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

   V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

   W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

   X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

   27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

   28. HAZARDOUS SUBSTANCES.

   A. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

   B. "Hazardous Substances" or "Hazardous Materials" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined in

Section 25281(f) of the California Health and Safety Code; (d) "waste" as defined in Section 13050(d) of the California Water Code; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls
(PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Environmental Laws" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

   C.  Without limiting Tenant's liability and obligations under Sections
28(D), (E), (F) and (G), the foregoing covenant set forth in Section 28(A) shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable Environmental Laws,
(iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Materials then maintained by Tenant in either of the Buildings, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Project.

   D. In order to obtain Landlord's consent under this Section 28 with respect to any Hazardous Material other than as specified in Section 28(C) above, Tenant shall first submit a detailed hazardous material management plan describing all relevant aspects of the same to Landlord for approval, which approval may be withheld by Landlord in its sole and absolute discretion. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this
Section 28, including all removal, clean-up and indemnification obligations. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Material in or about the Premises or the Project and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Project. In the event Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with this Section 28(C) shall not relieve Tenant of any other obligation of Tenant pursuant to this Section 28.

   E. Upon any violation of the foregoing covenants and in all events upon any expiration of the Term, Tenant shall be obligated, at Tenant's sole cost, to clean up and remove from the Project all Hazardous Materials introduced into the Project by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Section 11 of this Lease shall include the right (but not the obligation) to enter and inspect the Premises for violations of Tenant's covenant herein and to supervise any of Tenant's clean-up and removal activities.

   F. To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, the partners of any entity constituting Landlord and Landlord's partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into the Project by Tenant, its employees, agents, licensees, invitees, contractors or any other person or entity for whom Tenant is responsible of any Hazardous Material, (ii) the usage by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, (iii) the discharge or release in or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

   G. Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 13 of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the term of this Lease). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 28.

   29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

   30. EXTENSION OPTION. Tenant may at its option extend the Term of this Lease for one (1) period of five (5) years (the "Renewal Term") upon the same terms contained in this Lease, except for the amount of Base Rent payable during the Renewal Term. Tenant shall have no additional extension option.

   A. The Base Rent during the Renewal Term shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year prior to the applicable Renewal Term, or (ii) the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in either of the Buildings and other first class office buildings in the vicinity of the Buildings as reasonably determined by Landlord in good faith.

   B. To exercise its option, Tenant must deliver an initial notice to Landlord not less than nine (9) months prior to the proposed commencement of the applicable Renewal Term. Within thirty (30) days of receipt of Tenant's notice, Landlord shall calculate and inform Tenant of the Base Rent for the Premises. Such calculation shall be final and shall not be recalculated at the actual commencement of the Renewal Term if any. Tenant shall give Landlord final binding notice of intent to exercise its option to extend within fifteen (15) days after receiving Landlord's calculation of Base Rent. If Tenant fails to give either its initial nonbinding notice or its final binding notice timely, Tenant will be deemed to have waived its option to extend.

   C.  Tenant's option to extend this Lease is subject to the conditions that:
(i) on the date that Tenant delivers its final binding notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months prior to the applicable Renewal Term.

                       SIGNATURES APPEAR ON FOLLOWING PAGE

       IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                 LANDLORD:

                 SQUARE 24 ASSOCIATES, L.P.,
                 a Delaware limited partnership

                 By:     CarrAmerica Realty Corporation,
                         its general partner

                         By: /s/ Philip L. Watkins
                         Print Name: Philip L. Watkins
                         Print Title: COO

                 TENANT:

                 DIRECT III MARKETING, INC.
                 a Delaware corporation dba "Education Lending Group, Inc."

                         By: /s/ Douglas L. Feist
                         Print Name: Douglas L. Feist
                         Print Title: Executive Vice President and Secretary

                                   APPENDIX A

                              PLAN OF THE PREMISES

                   (attach floor plan depicting the Premises)

                                   APPENDIX B

                              RULES AND REGULATIONS

     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

     2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

     7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

     8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

     In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Buildings, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

     12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

     13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

     15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

     17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Buildings except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Buildings.

     19. Tenant acknowledges that security problems may occur at the Buildings which may require the employment of extreme security measures in the day-to-day operation of the Project.

     Accordingly:

          (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

          (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

          (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

     20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     21. Tenant shall not disturb the quiet enjoyment of any other tenant.

     22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

     23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

     24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

     25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Buildings for any purpose.

     26. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Buildings, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Buildings, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Buildings or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     27. Tenant shall promptly remove all rubbish and waste from the Premises.

     28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

     29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Buildings and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Buildings authorizing employees of the Buildings to permit such articles to be removed.

     30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Buildings.

     31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Buildings, outside or inside, without the prior written consent of Landlord.

     32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Buildings.

                                   APPENDIX C

                          TENANT IMPROVEMENT AGREEMENT

     1. IMPROVEMENTS. Landlord shall paint the Expansion Premises and replace the carpet in the Expansion Premises using building standard materials (the "Improvements").

     2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Expansion Premises in addition to, revision of or substitution for the Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders.

     3. [INTENTIONALLY OMITTED].

     4. COMMENCEMENT DATE DELAY. Commencement Date shall be delayed until the Improvements have been substantially completed (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

        (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

        (b) Contractor's performance of any Change Orders; or

        (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

        (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

        (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

        (f) Tenant's delay in making payments to Landlord for costs of the Change Orders; or

        (g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's architect to certify the date on which the Improvements would have been completed but for any Tenant Delay (and such date shall be the Completion Date for all purposes) or were in fact completed without any Tenant Delay.

     5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Expansion Premises prior to the Commencement Date to prepare the Expansion Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

        (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

        (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

        (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

     Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

     6. MISCELLANEOUS.

     Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

                                   APPENDIX D

                    MORTGAGES CURRENTLY AFFECTING THE PROJECT

None

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION

Landlord:            Square 24 Associates L.P., a Delaware limited partnership

Tenant: Direct III Marketing, Inc., a Delaware corporation, doing business as "Education Lending Group, Inc."

     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of January ___, 2002 (the "Lease") for certain premises known as Suite 210 in the building commonly known as 12760 High Bluff Drive, and Suite 340 in the building commonly known as 12770 High Bluff Drive, each in San Diego, California (the "Premises"). This Confirmation is made pursuant to Item 11 of the Schedule to the Lease.

     1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is ______________ ____, 2002, and the Termination Date of the Lease is ____________.

     2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

     3. Size of the Premises. Landlord and Tenant agree that the Premises are comprised of 7,537 rentable square feet.

     4. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                     TENANT:

                     Direct III Marketing, Inc.
                     a Delaware corporation dba "Education Lending Group, Inc."

                     By:
                        -----------------------------------------------
                          DOUGLAS L. FEIST
                          Executive Vice President and Secretary

                     LANDLORD:

                     SQUARE 24 ASSOCIATES, L.P.,
                     a Delaware limited partnership

                     By:
                        -----------------------------------------------
                     Name:
                         ----------------------------------------------
                     Title:
                           --------------------------------------------


                                       E-1